Exhibit (a)(1)(E)

WITHDRAWAL OF ELIGIBLE OPTIONS

SANMINA-SCI CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS

WITHDRAWAL FORM

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE SOME OR ALL OF YOUR ELIGIBLE OPTIONS.

You previously received (1) a copy of the Offer to Exchange Certain Outstanding Options for New Options (the “Offer to Exchange”); (2) the memorandum from Jure Sola, dated March 19, 2007; (3) the summary of the option exchange program; (4) an election form (and its accompanying instructions); and (5) this withdrawal form (and its accompanying instructions).  You signed and returned the election form, in which you elected to ACCEPT Sanmina-SCI’s offer to exchange some or all of your eligible options.  You should submit this form ONLY if you now wish to change that election and REJECT Sanmina-SCI’s offer to exchange some or all of your eligible options.  PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

To withdraw your election to exchange some or all of your eligible options, you must sign, date and deliver the completed and attached withdrawal form via facsimile or by hand delivery by 5:00 p.m., Pacific Time, on April 16, 2007 to:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted.

You should note that if you withdraw your acceptance of the offer with respect to all of your eligible options, you will not receive any new options pursuant to the offer in replacement for the withdrawn options.  You will keep all of the options that you withdraw.  These options will continue to be governed by the stock option plans under which they were granted, and by the existing option agreements between you and Sanmina-SCI.

You may change this withdrawal, and again elect to exchange some or all of your eligible options by submitting a new election form to Richard Edde, by 5:00 p.m., Pacific Time, on April 16, 2007.

Please check the appropriate box:

☐            I wish to withdraw my election to exchange and instead REJECT the offer to exchange all of my options.  I do not wish to exchange any options.

OR

☐            I wish to withdraw my election to exchange options as to my eligible options listed below (please list).  Any options previously elected to be exchanged by me but not withdrawn below will remain elected for exchange in the offer.  I do not wish to exchange these listed options:

Option Number	Grant Date

                Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature

Employee Name (Please print)	Employee Number

Date	E-mail Address

RETURN TO RICHARD EDDE NO LATER THAN 5:00 P.M., PACIFIC TIME, ON APRIL 16, 2007.

(Fax to (408) 964-3007 or (408) 964-3096)

SANMINA-SCI CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS

INSTRUCTIONS TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.             Delivery of Withdrawal Form.

A properly completed and signed copy of this withdrawal form must be received via facsimile or by hand delivery by 5:00 p.m., Pacific Time, on April 16, 2007 by:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

If Sanmina-SCI extends the offer, the completed withdrawal form must be received by Richard Edde by the date and time of the extended expiration of the offer.

The delivery of all required documents, including withdrawal forms, is at your risk.  Delivery will be deemed made only when actually received by Sanmina-SCI.  In all cases, you should allow sufficient time to ensure timely delivery.  Only documents that are complete, signed and actually received by Richard Edde by the deadline will be accepted.  Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. We intend to confirm the receipt of your election form and/or any withdrawal form by e-mail or U.S. mail dated or postmarked within two (2) U.S. business days of the receipt of your election form and/or any withdrawal form.  If you have not received an e-mail or letter confirmation, you must confirm that we have received your election form and/or any withdrawal form by April 16, 2007.

Although by submitting a withdrawal form you have withdrawn some or all of your previously tendered options from the offer, you may change your mind and re-elect to exchange some or all of the withdrawn options until the expiration of the offer.  You should note that you may not rescind any withdrawal and any eligible options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date.  Tenders to re-elect to exchange options may be made at any time before the expiration date.  If Sanmina-SCI extends the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer.

To re-elect to tender the withdrawn options, you must deliver a later dated and signed election form with the required information via facsimile or by hand delivery by 5:00 p.m., Pacific Time, on April 16, 2007 to:

Richard Edde

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Fax: (408) 964-3007 or (408) 964-3096

Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered for exchange before the expiration date by delivery of a new election form following the procedures described in the instructions to the election form.  This new election form must be signed and dated after your original election form and any withdrawal form you have submitted.  Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form.  You will be bound by the last properly submitted election or withdrawal form received by us prior to the expiration date.

Although it is our intent to send you an e-mail or letter confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your options.

2.             Signatures on this Withdrawal Form.

If this withdrawal form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.  If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Sanmina-SCI of the authority of that person to act in that capacity must be submitted with this withdrawal form.

3.             Other Information on this Withdrawal Form.

In addition to signing this withdrawal form, you must print your name and indicate the date on which you signed.  You must also include a current e-mail address and your Sanmina-SCI employee number.

4.             Requests for Assistance or Additional Copies.

Any questions and any requests for additional copies of the Offer to Exchange, the election form or this withdrawal form may be directed to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California  95134

Tel:  (408) 964-3242

Fax:  (408) 964-3007 or (408) 964-3096

E-mail:  richard.edde@sanmina-sci.com

Copies will be furnished promptly at Sanmina-SCI’s expense.

5.             Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any withdrawal forms.  Our determination of these matters will be final and binding on all parties.  We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept.  We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any withdrawal form or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options.  No withdrawal of options will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing option holder or waived by us.  Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice.  This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important:  The withdrawal form (or a facsimile copy of it) together with all other required documents must be received by Richard Edde, on or before the expiration date.

6.             Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, the memorandum from Jure Sola, dated March 19, 2007, and the summary of the option exchange program before deciding to participate in, or withdraw from, the offer.

7.             Important Tax Information.

If you are subject to taxation in the United States, you should refer to Section 14 of the Offer to Exchange, which contains important tax information.  We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.